                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                         VDI MULTIMEDIA
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 VDI MULTIMEDIA
                            7083 HOLLYWOOD BOULEVARD
                          HOLLYWOOD, CALIFORNIA 90028

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 15, 2000

                            ------------------------

To the Shareholders of VDI MultiMedia:

    The Annual Meeting of Shareholders of VDI MultiMedia (the "Company") will be held at 1133 North Hollywood Way, Burbank, California 91505, on August 15, 2000 at 10:00 a.m., local time, to consider and vote upon the following matters:

    1.  The election of directors;

    2. The approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending
       December 31, 2000; and

    3. Such other business as may properly come before the meeting or any adjournment(s) thereof.

    Information concerning these matters, including the names of the nominees for the Company's Board of Directors (the "Board"), is set forth in the Proxy Statement accompanying this Notice.

    The Nominating Committee of the Board has fixed July 26, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

    The Board urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

                                          [SIGNATURE]

                                          R. Luke Stefanko
                                          Chairman of the Board and Chief
                                          Executive Officer

July 31, 2000

Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope. Your proxy can be withdrawn at any time before it is voted.

                                 VDI MULTIMEDIA

                            7083 HOLLYWOOD BOULEVARD
                          HOLLYWOOD, CALIFORNIA 90028

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished to shareholders in connection with the solicitation by VDI MultiMedia, a California corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 1133 North Hollywood Way, Burbank, California, on August 15, 2000, at
10:00 a.m., local time, and any postponement(s) and adjournment(s) thereof (the "Annual Meeting"). The Company's principal executive offices are located at 7083 Hollywood Boulevard, Hollywood, California, 90028, and its telephone number is
(323) 957-5500. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) and Annual Report to Shareholders are being first mailed to shareholders on or about July 31, 2000.

    VOTING OF PROXIES. The proxy will be voted in accordance with the instructions thereon. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: FOR the election of the director nominees listed in the Proxy Statement (the "Nominees"), FOR the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending
December 31, 2000 and in their discretion as to any other business that may properly come before the Annual Meeting. The Board does not know of any other business to be brought before the Annual Meeting.

    Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Such revocation may be effected by a writing delivered to the Company to the attention of the Company's Secretary
(i) stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting, or
(iii) by attendance at the Annual Meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

    Shareholders who own shares registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such shareholder are represented at the Annual Meeting.

    PROXY COSTS. The Company will bear the costs of soliciting proxies. The Company may use the services of its directors, officers and other regular employees to solicit proxies personally or telephonically. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with their services.

    RECORD DATE AND OUTSTANDING SHARES. The Nominating Committee of the Board has fixed July 26, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the end of business on the Record Date, 9,202,395 shares of the Company's common stock, no par value (the "Common Stock"), were outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only class of stock of the Company entitled to vote at the Annual Meeting.

    QUORUM AND REQUIRED VOTE. The quorum required for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the five Nominees receiving the highest number of affirmative votes will be elected. Shareholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting where there is a quorum will be necessary for the approval of the remaining matters to be voted upon. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

    Shareholders do not have dissenters' rights of appraisal under California law with respect to any of the matters to be acted upon at the Annual Meeting.

    The holders in excess of a majority of the outstanding shares of Common Stock on the Record Date have notified the Company that they intend to vote their shares at the Annual Meeting in favor of all of the matters set forth above.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    In accordance with the Bylaws of the Company, the Board consists of five directors. The Company's Nominating Committee proposes the election of the following nominees (the "Nominees") as members of the Board. All Nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. If elected, the Nominees are expected to serve until the Annual Meeting for the year ending December 31, 2000 or until their successors are duly elected and qualified.

                     R. Luke Stefanko
                     Haig S. Bagerdjian
                     Robert A. Baker
                     Greggory J. Hutchins
                     Robert M. Loeffler

    Unless otherwise marked, proxies received will be voted "FOR" the election of each of the Nominees named above. If such person is unable or unwilling to serve as a Nominee for the office of director at the date of the Annual Meeting, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy. The Board has no reason to believe that any such Nominee will be unwilling or unable to serve if elected a director.

    NOMINEES

    The names of the Nominees for the position of director, together with certain information concerning such nominees, are set forth below:

NAME                                    AGE      DIRECTOR SINCE                 POSITION
----                                  --------   --------------   ------------------------------------
R. Luke Stefanko....................     38      1990             Chairman of the Board, Chief
                                                                  Executive Officer, and Director
Robert A. Baker*+...................     61      Nominee          Director Nominee
Robert M. Loeffler..................     76      Nominee          Director Nominee
Greggory J. Hutchins*+..............     39      Nominee          Director Nominee
Haig S. Bagerdjian*+................     44      Nominee          Director Nominee

------------------------

*   Member-elect of the Audit Committee

+   Member-elect of the Compensation Committee

    R. LUKE STEFANKO has been Chief Executive Officer and a director since he co-founded the Company in 1990. Mr. Stefanko was elected to Chairman of the Board in May 1996 and was President of the Company from April 1996 to April 1999. Mr. Stefanko has more than 18 years of experience in the videotape duplication and distribution industry, including serving as a director and Vice President/ Operations of A.M.E., Inc. ("AME"), a video duplication company, from 1979 to January 4, 1990.

    ROBERT A. BAKER is the President and Chief Executive Officer of RAB Associates, a Los Angeles, California-based firm specializing in financial reorganizations, crisis management and equity receiverships, which he joined in 1974. Prior to joining RAB Associates, Mr. Baker was the President and CEO of American Management Company, a management consulting firm specializing in computer system design and programming. Mr. Baker currently serves as a director of both Mosaic Capital, LLC Investment Bankers and Western Water Company, a public company engaged in the ownership of water rights and the transmission of water.

    ROBERT M. LOEFFLER was Of Counsel at the law firm of Wyman Bautzer Kuchel & Silbert, which he joined in August 1987. Prior to that, Mr. Loeffler served as Chairman of the Board, President and Chief Executive Officer of Northview Corporation, a company that is engaged in hotel and real estate matters, from January to December 1987. Mr. Loeffler was a partner at the Los Angeles offices of Jones, Day, Reavis & Pogue, from February 1977 until 1987, and the appointed Trustee for Equity Funding Corporation of America, from April 1973 until October 1976.

    GREGGORY H. HUTCHINS is a tax partner at Holthouse Carlin & VanTrigt LLP, a public accounting firm. Prior to joining Holthouse Carlin & VanTrigt in January 1993, Mr. Hutchins served as Senior Tax Manager for KMPG Peat Marwick, managing corporate and high net worth individual clients from August 1984 until December 1992.

    HAIG S. BAJERDJIAN is the Executive Vice President and Secretary for Syncor International Corporation, a leading provider of radiopharmaceuticals, comprehensive nuclear pharmacy services and medical imaging services. Joining Syncor in 1991, Mr. Bajerdjian also serves as the President and Chief Executive Officer for Syncor Overseas Ltd., a position that he has held since June 1998. He served as a director of Advanced Machine Vision Corporation from January 1997 until July 2000.

    Pursuant to the Company's 1996 Stock Incentive Plan (as amended, the "Plan"), a change in control (a "Change in Control") is deemed to have occurred if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period. The election of the Nominees will constitute a Change in Control as so defined. Accordingly, unless the current members of the Board take an action prior to the Annual Meeting, upon the election of the Nominees at the Annual Meeting:

     i. Certain executives may terminate their employment with the Company upon 90 days written notice; and

     ii. Ownership of most of the stock options granted under the Plan to date will accelerate. This will result in approximately 1,300,000 options becoming immediately exercisable (at their original exercise price) upon the election of the Nominees.

DIRECTORS' REMUNERATION

    Each director who is not an employee of the Company is paid a fee of $1,000 for each meeting of the Board attended. Members of the Board who are not employees of the Company receive options to purchase 15,000 shares of Common Stock upon election or re-election. These options vest in 33% increments over the three year period following the date of grant, with certain exceptions. Directors are also reimbursed for travel and other reasonable expenses relating to meetings of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

    During the year ended December 31, 1999, the Board held ten meetings.

    The Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee, which did not meet during the year ended December 31, 1999, currently consists of Fred S. Teng, Robert S. Feuerman and Donald R. Stine. The Audit Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures of the Company's financial reporting and (iii) the internal controls employed by the Company.

    The Compensation Committee, which held three meetings during the year ended December 31, 1999, currently consists of Fred S. Teng and Robert S. Feuerman. The Compensation Committee's responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees,
(ii) administering the Plan and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

    The Nominating Committee, which held one meeting during the year ended December 31, 1999, currently consists of R. Luke Stefanko and Donald R. Stine. The Nominating Committee's responsibilities include matters relating to shareholder meetings such as selecting nominees to the Board and setting the date, place and time of such meetings.

MEETINGS

    Each director attended at least 75 percent of all meetings of the Board and any committees of the Board to which he was assigned that were held during the year ended December 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of the Record Date concerning the beneficial ownership of the Common Stock by (i) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's current directors and nominees, (iii) each of the Chief Executive Officer and the four other most highly compensated officers of the Company who served in such capacities during 1999 (the "Named Executives") and (iv) and all current directors and executive officers as a group. The address of each beneficial owner listed below, except for Massachusetts Financial Service Company, is 7083 Hollywood Boulevard, Hollywood, California, 90028.

    Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock which may be acquired by exercise of stock options are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

                                                                               PERCENT
                                                                                  OF
                                                                 COMMON         COMMON
                                                                 STOCK          STOCK
                                                              BENEFICIALLY   BENEFICIALLY
                                                               OWNED (1)        OWNED
                                                              ------------   ------------
R. Luke Stefanko............................................    5,436,067(2)     59.6%
Julia Stefanko..............................................    2,267,168(3)     24.6%
Massachusetts Financial Services Company....................      289,331(4)      3.1%
Donald R. Stine.............................................      723,044(5)      7.3%
Thomas J. Ennis.............................................       14,167           *
Clarke W. Brewer............................................       31,333           *
Robert C. Semmer............................................       33,841           *
Robert S. Feuerman..........................................        9,000           *
Fred S. Teng................................................        5,000           *
Robert A. Baker.............................................            0           *
Robert M. Loeffler..........................................            0           *
Greggory J. Hutchins........................................            0           *
Haig S. Bajerdjian..........................................       32,000           *
All directors, director nominees and executive officers as a
  group (11 persons)........................................    6,284,452        62.3%

------------------------

*   Less than 1%.

(1) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of the Record Date, as follows:
    Mr. Stefanko--114,667 shares; Mr. Stine--679,000 shares; Mr. Ennis--14,167 shares; Mr. Brewer--28,333 shares; Mr. Semmer--32,091 shares;
    Mr. Feuerman--5,000 shares; Mr. Teng--5,000 shares. Excludes 119,333, 23,333, 36,667, 43,333, 10,000 and 10,000 shares of Common Stock issuable upon exercise of outstanding stock options which have not vested or are not exercisable within 60 days of the Record Date in favor of Messrs. Stefanko, Ennis, Brewer, Semmer, Teng and Feuerman respectively.

(2) Includes shares receivable upon exercise of an option to purchase 2,267,168 shares of Common Stock beneficially owned by Julia Stefanko (see footnote
    3). Mr. Stefanko has an irrevocable proxy with respect to such shares, as reported on Schedule 13D filed with the Securities and Exchange Commission on May 5, 2000 (the "Stefanko 13D") by Mr. Stefanko and Julia Stefanko. According to the Stefanko 13D, Mr. Stefanko has sole voting power and sole dispositive power with respect to 3,164,232 shares.

(3) As reported on the Stefanko 13D, Ms. Stefanko owns 2,267,168 shares. Ms. Stefanko granted to Mr. Stefanko an irrevocable proxy to vote such shares at the Annual Meeting as well as an option to purchase all of Ms. Stefanko's shares (See footnote 2).

(4) As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2000 (the "MFS 13G/A") by Massachusetts Financial Services Company ("MFS"). According to the MFS 13G/A, MFS has sole voting power with respect to 230,631 shares of Common Stock and sole dispositive power with respect to all 289,331 shares which are also beneficially owned by certain other non-reporting entities. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

(5) Includes 679,000 options, the exercisability of which has been accelerated by the Company to July 19, 2000 in connection with Mr. Stine's resignation and termination of employment.

                               EXECUTIVE OFFICERS

    The names and ages of executive officers of the Company during the year ended December 31, 1999 are set forth below:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
R. Luke Stefanko..........................     39      Chairman of the Board and Chief Executive
                                                       Officer
Donald R. Stine...........................     38      President and Secretary
Clarke W. Brewer..........................     32      Chief Financial Officer
Thomas J. Ennis...........................     41      Vice President of Sales and Marketing
Robert C. Semmer..........................     39      Senior Vice President of Operations

    The following sets forth the business experience, principal occupations and employment of each of the Named Executives who are not Nominees. See "Election of Directors-Nominees" above for such information with respect to Mr. Stefanko.

    DONALD R. STINE, the former President and Secretary of the Company, resigned from his positions with the Company on July 19, 2000. From 1994 to 1999, he was the Company's Chief Financial Officer; Mr. Stine became a director in May 1996. Mr. Stine was a Director of Finance for The Walt Disney Company from 1988 to 1994. Mr. Stine is a director of Sight Effects, Inc., a privately held production and computer animation company. Mr Stine is a general partner and managing director of Cahill Venture Capital, LLC, a venture capital fund company and is chairman of the board of directors of Industrial Aspect, LLC, a technology consulting firm. Mr. Stine is Mr. Stefanko's brother-in-law.

    CLARKE W. BREWER joined the Company in August 1997 as the Corporate Controller and was promoted to Chief Financial Officer in April 1999. Prior to joining the Company, Mr. Brewer worked at The Walt Disney Company from 1993 to 1997 in various finance and accounting positions, most recently as a senior business planning executive. From 1990 to 1993, Mr. Brewer worked at KPMG Peat Marwick as a Certified Public Accountant.

    THOMAS J. ENNIS joined the Company as a consultant in August 1995 and was the Vice President of Sales and Marketing from March 1996 until his resignation in July 2000. Mr. Ennis has been a director since May 1996. Prior to joining the Company, Mr. Ennis served as Vice President of Sales and Infornercial Services at Starcom Television Services from 1990 to 1995.

    ROBERT C. SEMMER has worked in various positions at the Company since 1994. Prior to his July 2000 resignation from the Company, Mr. Semmer served as the Senior Vice President of Operations. Prior to joining the Company, Mr. Semmer was Senior Vice President of Sales and Customer Service at Mediatech from 1987 to 1994.

                             EXECUTIVE COMPENSATION

    The following table sets forth all cash compensation, including bonuses and deferred compensation, paid for the years ended December 31, 1999, 1998, and 1997 by the Company to (i) its Chief Executive Officer and (ii) each of the Company's four other most highly compensated individuals who were serving as officers on December 31, 1999 and whose salary plus bonus exceeded $100,000 for such year (the persons described in (i) and (ii) above, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                       OTHER
NAME AND PRINCIPAL POSITION                            YEAR        SALARY($)      COMPENSATION($)
---------------------------                          --------      ---------      ---------------
R. Luke Stefanko, Chief Executive Officer..........    1999        $273,000          $   15,416(1)
                                                       1998        $222,000          $    1,404(2)
                                                       1997        $273,000          $1,170,000(2)

Donald R. Stine, former President..................    1999        $147,000(3)       $   59,529(3)
                                                       1998        $ 79,000          $   15,100(4)
                                                       1997        $120,000          $  151,615(5)

Clarke W. Brewer, Chief Financial Officer..........    1999        $ 96,000          $      948(6)
                                                       1998        $ 66,000          $    2,000(7)
                                                       1997        $ 13,800          $        0

Thomas J. Ennis, former Vice President of Sales and
  Marketing........................................    1999        $100,000          $   49,579(8)
                                                       1998        $ 98,000          $   25,000(9)
                                                       1997        $100,000          $   25,000(9)
Robert C. Semmer, former Senior Vice President of
  Operations.......................................    1999        $200,000          $    6,290(10)
                                                       1998        $162,000          $        0
                                                       1997        $200,000          $        0

------------------------

 (1) Includes $13,329 in health insurance premiums paid by the Company and $2,087.13 in annual contributions made to the Company's contribution plan for Mr. Stefanko's benefit.

 (2) Includes $1,168,596 paid by the Company to federal and state taxing authorities in 1997 on behalf of Mr. Stefanko to satisfy federal and state taxes owed by Mr. Stefanko by virtue of the Company's status as a Subchapter S Corporation (prior to February 1997) for federal and state tax purposes. Also includes $1,404 in premiums paid by the Company in each of 1998 and 1997 on a life insurance policy for the benefit of Mr. Stefanko.

 (3) $27,000 of Mr. Stine's 1999 salary was paid to him by the Company in 2000. $45,000 in Other Compensation for 1999 was paid to Mr. Stine in 2000. Other Compensation includes $13,329 in health insurance premiums paid by the Company and $1,200 in annual contributions made to the Company's contribution plan for Mr. Stine's benefit.

 (4) Includes $13,915 in health insurance premiums paid by the Company, $863.19 in annual contributions made for Mr. Stine's benefit to the Company's contribution plan, and $321.72 in premiums paid by the Company on a life insurance policy for Mr. Stine's benefit.

 (5) Represents payments by the Company to federal and state taxing authorities on behalf of Mr. Stine to satisfy federal and state taxes owed by Mr. Stine by virtue of the Company's status as a Subchapter S Corporation (prior to February 1997) for federal and state tax purposes.

 (6) Includes $947.77 in annual contributions made to the Company's contribution plan for Mr. Brewer's benefit.

 (7) Represents an annual bonus of $2,000 paid by the Company.

 (8) Includes $13,329 in health insurance premiums paid by the Company and $1,250.08 in annual contributions made to the Company's contribution plan for Mr. Ennis's benefit. Also includes an annual bonus of $35,000 paid by the Company.

 (9) Represents an annual bonus of $25,000 paid by the Company to Mr. Ennis as provided for in his employment agreement.

 (10) Includes $4,938 in health insurance premiums paid by the Company and $1,351.76 in annual contributions made to the Company's contribution plan for Mr. Semmer's benefit.

                       OPTION GRANTS IN LAST FISCAL YEAR

    During 1999 no stock appreciation rights ("SARs") were awarded by the Company. The following tables set forth information on (i) options granted to the Named Executives in the last fiscal year, and (ii) the Named Executives' stock option exercises and unexercised stock options at December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         PERCENT OF
                                              NUMBER       TOTAL
                                                OF        OPTIONS
                                            SECURITIES   GRANTED TO
                                            UNDERLYING   EMPLOYEES    EXERCISE OF
                                              OPTION     IN FISCAL    BASE PRICE    EXPIRATION   GRANT DATE
NAME                                         GRANTED        YEAR       ($/SHARE)       DATE       VALUE(1)
------------------------------------------  ----------   ----------   -----------   ----------   ----------
R. Luke Stefanko..........................    179,000       13.8%       $ 4.56        2/18/09      $ 4.56
Donald R. Stine...........................    179,000       13.8%       $ 4.56        2/18/09      $ 4.56
                                              100,000        7.7%       $10.00        4/30/09      $10.00
                                              150,000       11.6%       $15.00        4/30/09      $15.00
                                              250,000       19.3%       $ 8.31        7/28/09      $ 8.31
Thomas J. Ennis...........................     15,000        1.2%       $ 4.56        2/28/09      $ 4.56
                                               20,000        1.5%       $ 8.31        7/28/09      $ 8.31
Clarke Brewer.............................     30,000        2.3%       $ 4.56        2/18/09      $ 4.56
                                               25,000        1.9%       $ 8.31        7/28/09      $ 8.31
Robert C. Semmer..........................     40,000        3.1%       $ 4.56        2/18/09      $ 4.56
                                               25,000        1.9%       $ 8.31        7/28/09      $ 8.31

------------------------

 (1) Determined by the closing market price per share of the Company's Common Stock on the date of grant of such option.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                   UNDERLYING
                                         SHARES                UNEXERCISED OPTIONS    VALUE OF IN-THE-MONEY
                                        ACQUIRED    VALUE     AT FISCAL YEAR END(#)   OPTIONS AT FISCAL YEAR
                                           ON      REALIZED       EXERCISABLE/        END($)(1) EXERCISABLE/
NAME                                    EXERCISE     ($)          UNEXERCISABLE           UNEXERCISABLE
----                                    --------   --------   ---------------------   ----------------------
R. Luke Stefanko......................     0          0           55,000/179,000        $371,250/1,645,010

Donald R. Stine.......................     0          0                0/679,000        $      0/3,380,010

Thomas J. Ennis.......................     0          0             2,500/35,000        $   16,875/246,650

Clarke Brewer.........................     0          0            10,000/55,000        $   28,750/411,700

Robert C. Semmer......................     0          0            10,424/65,000        $   70,362/503,600

------------------------

 (1) Assumes a market price equal to $13.75 per share, the closing price on the Nasdaq National Market on December 31, 1999.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has furnished the following report on executive compensation:

    The base salary to which each of the Company's executive officers is entitled is specified in such person's employment agreement (see "Employment Agreements" below) and was established pursuant to arm's-length negotiations with each executive officer, in part based on the subjective assessment of the Company, which included a number of factors, including experience, tenure and responsibility, and external factors, including similarly-situated executives, geographic and economic conditions, based on information drawn from a variety of sources, including published survey data, information obtained from the media, and the Company's own experience in recruiting and retaining executives, although complete information is not easily obtainable.

    Arrangements for bonus compensation for the Company's executive officers are also negotiated individually with each executive officer and are generally fixed by contract. See "Employment Agreements" below.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally limits tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants described above). However, the Board of Directors does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future in light of available tax deductions to the Company and the requirements imposed by
Section 162(m) and the proposed regulations thereunder for compensation to be fully deductible for income tax purposes.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with R. Luke Stefanko commencing June 27, 1996. Mr. Stefanko's agreement has a term of five years ending in June 2001. Under this agreement, the current annual salary of Mr. Stefanko is $273,000. Mr. Stefanko's base salary increases each year in accordance with increases in the Consumer Price Index. This base salary is subject to further annual increase if approved by the Compensation Committee. Mr. Stefanko is provided with an automobile expense reimbursement allowance and an annual allowance to cover premiums for life, health and disability insurance. Mr. Stefanko's employment agreement entitles him to receive quarterly bonus payments to the extent the Company achieves quarterly earnings per share results ratified by the Board of the Directors at the beginning of each year ("Targeted Earnings"). If the Company attains the Targeted Earnings with respect to a particular quarter, Mr. Stefanko shall receive a bonus payment of $6,250. If the Company's actual earnings per share are less than 75% of the Targeted Earnings, Mr. Stefanko is not entitled to a bonus. If the Company's actual earnings per share equal 125% or more of the Targeted Earnings, Mr. Stefanko shall receive an increased bonus payment (subject to a maximum payment in any quarter of $12,500). To the extent the Company's earnings per share equal between 75% and 125% of the Targeted Earnings, Mr. Stefanko shall be entitled to receive a pro-rated bonus payment in accordance with the range set forth above.

KEY EXECUTIVE SEVERANCE AGREEMENT

    Mr. Stefanko is party to a key executive severance agreement with the Company as part of his employment agreement. The key executive severance agreement provides that if Mr. Stefanko's employment is terminated without cause (as defined in the agreement), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if he is terminated within two years following a change in control of the Company, then he shall be entitled to receive payment of his full base salary for a period of two years, plus payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or
(ii) if his employment is terminated other than within two years following a change in control of the Company, then Mr. Stefanko shall be entitled to receive payment of his full base salary for the remainder of the term of his agreement, payment of the amount of bonuses, and continuation of benefits. A change in control of the Company is defined to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group (other than Mr. Stefanko) of 25% or more of the outstanding voting securities of the Company, the approval by the shareholders of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board. In the event of a decrease in Mr. Stefanko's then current base salary, a removal from eligibility to participate in the Company's bonus plan and other events as described in the agreement, then Mr. Stefanko shall have the right to treat such event as a termination of his employment by the Company without cause and to receive the payments and benefits described above.

CORPORATE PERFORMANCE

    Set forth is a line graph comparing the stock price of the Company with that of the Standard and Poor's Nasdaq National Market Index and a Peer Group Index for the period commencing February 19, 1997 and ending December 31, 1999. The graph assumes that $100 was invested on February 19, 1997 in the Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPANY NAME/INDEX  VDI MULTIMEDIA  NASDAQ INDEX  PEER GROUP
19Feb97                        100           100         100
Dec97                       137.50        115.90       77.99
Dec98                       135.71        163.42       88.03
Dec99                       196.43        303.80      181.58

Notes:

    A. The Peer Group Index consists of Digital Generation Systems Inc., Four Media Company and Todd A/O Corporation (including the successors to such companies).

    Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report on Executive Compensation beginning on page 12 and the graph on page 14 shall not be incorporated by reference into any such filings.

                                 PROPOSAL NO. 2
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Upon unanimous recommendation of the Board, the Company appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Services provided to the Company by PriceWaterhouseCoopers LLP during the 1999 fiscal year included the examination of the Company's consolidated financial statements and consultations on various tax matters.

    PricewaterhouseCoopers LLP has been the Company's independent auditors since 1990. If the Shareholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Pricewaterhouse Coopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

    A proper proposal submitted by a shareholder for presentation at the Company's next Annual Meeting of Shareholders and received at the Company's executive offices by January 8, 2001 will be included in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

    The Board is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                 MISCELLANEOUS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms filed by them.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

DOCUMENTS INCORPORATED BY REFERENCE

    The Company's Form 10-K, as amended, for the year ended December 31, 1999 is hereby incorporated herein by this reference. A copy of the Company's Annual Report to Shareholders, which includes the Form 10-K, accompanies this Proxy Statement but shall not constitute proxy soliciting material. Copies of the Form 10-K will be provided, without charge, to any shareholder of the Company. Written requests for a copy of the Form 10-K should be directed to VDI MULTIMEDIA, Investor Relations Department, 7083 Hollywood Boulevard, Hollywood, California 90028.

PROXY

                                 VDI MULTIMEDIA
                ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 15, 2000

               THIS PROXY IS SOLICITED ON BEHALF OF VDI MULTIMEDIA

     The undersigned hereby appoints R. Luke Stefanko and Clarke Brewer and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, no par value per share (the "Common Stock"), of VDI MultiMedia (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on Tuesday, August 15, 2000, and any adjournments or postponements thereof, at 1133 North Hollywood Way, Burbank, California 91505, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

     Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.

     (1)  Election of five directors for a one year term.



               VOTE FOR              WITHHOLD        (TO WITHHOLD AUTHORITY TO
              all listed           AUTHORITY to       VOTE FOR ANY INDIVIDUAL
            Nominees except        vote for all    NOMINEE, WRITE THAT NOMINEE'S
          as indicated below         Nominees        NAME ON THIS LINE BELOW.)

                  / /                   / /      -------------------------------

            NOMINEES: R. Luke Stefanko, Haig S. Bajerdjian, Robert A. Baker, Greggory J. Hutchins, and Robert M. Loeffler

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     (2) Proposal to ratify appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2000

                 FOR  / /        AGAINST  / /         ABSTAIN  / /

                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.


                                      -----------------------------------------
                                               Signature


                                      -----------------------------------------
                                               Date


                                      -----------------------------------------
                                               Signature


                                      -----------------------------------------
                                               Date

                                        Please date this card and sign your name exactly as it appears on this Proxy. If the Common Stock represented by this Proxy is registered in the names of two or more persons, each should sign this proxy. Persons signing in a representative or fiduciary capacity and corporate officers should add their full titles as such.


                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.